                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        ADVANTICA RESTAURANT GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                       (ADVANTICA RESTAURANT GROUP LOGO)

                              203 East Main Street
                       Spartanburg, South Carolina 29319

                                                                   April 5, 1999

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held at 10:00 a.m. on Wednesday, May 19, 1999, at The Waldorf Astoria Hotel, 301 Park Avenue, New York, New York 10022. We look forward to greeting personally those stockholders who are able to attend. If you plan to attend, we ask that you please (1) detach, sign and return the self-addressed, postage prepaid attendance card, and (2) detach and bring with you to the meeting the Admittance Card. Both cards are attached to the enclosed proxy.

     The accompanying formal Notice of Meeting and Proxy Statement describe the matters on which action will be taken at the meeting.

     Whether or not you attend in person, IT IS IMPORTANT your shares be represented and voted at the meeting. I urge you to sign, date and return the enclosed proxy, or vote via telephone or the Internet as set forth in the proxy, at your earliest convenience.

                          On Behalf of the Board of Directors,

                          Sincerely,
                          /S/ JAMES B. ADAMSON

                          JAMES B. ADAMSON
                          Chairman, Chief Executive Officer and President

                       (ADVANTICA RESTAURANT GROUP LOGO)
                         -----------------------------
                               NOTICE OF MEETING
                          ----------------------------

                                                                 Spartanburg, SC
                                                                   April 5, 1999

     The Annual Meeting of Stockholders of Advantica Restaurant Group, Inc. ("Advantica") will be held at The Waldorf Astoria Hotel, 301 Park Avenue, New York, New York 10022, on Wednesday, May 19, 1999, at 10:00 a.m. for the following purposes as further described in the accompanying Proxy Statement:

     1. To elect nine (9) directors.

     2. To consider and vote upon a proposal to ratify the selection by the Board of Directors of Deloitte & Touche LLP as the principal independent auditors of Advantica and its subsidiaries (collectively, the "Company") for the year 1999.

     3. To consider and vote upon a proposal to approve Advantica's 1999 Incentive Program for the Company's employees.

     4. To consider and vote upon a proposal to amend the Advantica Stock Option Plan, as previously amended, to increase the authorized shares issuable thereunder.

     5. To transact such other business as may properly come before the meeting.

     Only holders of record of Advantica's common stock at the close of business on March 23, 1999 will be entitled to notice of, and to vote at, such meeting.

     Whether or not you plan to attend the meeting, you are urged to promptly complete, sign, date and return the enclosed proxy in the envelope provided (or follow the instructions set forth in the enclosed proxy to vote by telephone or the Internet). Returning your proxy as described above does not deprive you of your right to attend the meeting and to vote your shares in person.

                                      /s/RHONDA J. PARISH
                                      RHONDA J. PARISH
                                      Executive Vice President, General Counsel
                                      and
                                      Secretary

                       (ADVANTICA RESTAURANT GROUP LOGO)
                          ---------------------------
                                PROXY STATEMENT
                          ---------------------------

                                                                   April 5, 1999

                                    GENERAL

INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Advantica Restaurant Group, Inc., a Delaware corporation, ("Advantica"), for use at the Annual Meeting of Stockholders to be held on Wednesday, May 19, 1999, at 10:00 a.m. at The Waldorf Astoria Hotel, 301 Park Avenue, New York, New York 10022 (the "Annual Meeting"). Proxies in the form enclosed will be voted at the Annual Meeting (including adjournments) if properly executed, returned to the Company prior to the meeting, and not revoked, or if voted by telephone or the Internet in accordance with the instructions set forth in the enclosed proxy and not revoked. Stockholders who execute proxies may revoke them at any time before they are exercised by delivering a written notice to Rhonda J. Parish, the Executive Vice President, General Counsel and Secretary of Advantica, either at the Annual Meeting or prior to the meeting date at the Company's executive offices at 203 East Main Street, Spartanburg, South Carolina 29319, by executing and delivering a later-dated proxy, or by attending the meeting and voting in person.

STOCKHOLDER VOTING

     Only holders of record of Common Stock of Advantica, par value $.01 per share (the "Common Stock") as of the close of business on March 23, 1999 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. This Proxy Statement will be mailed to each such stockholder on or about April 8, 1999.

     As of the close of business on the Record Date, there were issued and outstanding and entitled to be voted at the Annual Meeting, 40,025,207 shares of Common Stock. At the meeting, holders of Common Stock will have one vote per share and a quorum, a majority of the outstanding shares of Common Stock as of the Record Date represented in person or by proxy, will be required for the transaction of business by stockholders. A quorum being present, directors will be elected and the other actions proposed in the accompanying notice will become effective by majority vote. Votes withheld from nominees for director, abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been reached but will not be counted in determining the number of shares voted "for" any director-nominee or "for" any proposal.

     Proxies in the accompanying form, properly executed and duly returned and not revoked, or if voted by telephone or the Internet in accordance with the instructions set forth in the enclosed proxy and not revoked, will be voted at the meeting (including adjournments). Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If no specifications are made, proxies will be voted (i) in favor of the nine (9) nominees to the Board of Directors, (ii) in favor of the selection of Deloitte & Touche LLP as the principal independent auditors of Advantica and its subsidiaries for the year 1999, (iii) in favor of the proposal to approve Advantica's 1999 Incentive Program for the Company's employees, and (iv) in favor of the proposal to amend the Advantica Stock Option Plan. If any other matter or business is brought before the meeting, the proxy holders may vote the proxies at their discretion.

ADVANTICA 401(k) PLAN PARTICIPANT VOTING

     Under the Advantica 401(k) Plans (the "Plans") shares of Common Stock attributable to certain plan participants who have selected the Advantica stock fund investment option under the Plans will be voted by the Plan Trustee in accordance with the employee's instructions and absent such instructions, in accordance with the instruction of the Plan Administrator (a Board appointed committee responsible for the administration of the Plans).

EQUITY SECURITY OWNERSHIP

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of March 23, 1999, the beneficial ownership of Common Stock by each stockholder known by the Company to own more than 5% of the outstanding shares.

                                                                       NUMBER OF SHARES
                                             AMOUNT AND NATURE OF    THAT MAY BE ACQUIRED
                                             BENEFICIAL OWNERSHIP    THROUGH THE EXERCISE     PERCENTAGE OF
NAME AND ADDRESS                             OF OUTSTANDING SHARES       OF WARRANTS          COMMON STOCK
----------------                             ---------------------   --------------------     -------------
Loomis Sayles & Company, L.P. ("Loomis")
  (and related entities)
  One Financial Center
  Boston, MA 02111.........................       9,294,821(1)                   --                23.2
CNA Financial Corporation ("CNA")
  (and related entities)
  CNA Plaza 23 South
  Chicago, IL 60685........................       3,877,287(2)                   --                 9.7
Moore Capital Management, Inc.
  ("Moore Capital")
  (and related entities)
  1251 Avenue of the Americas
  New York, NY 10020.......................       3,863,077(2)                   --                 9.7
Morgan Stanley Dean Witter & Co.
  ("Morgan Stanley")
  (and related entities)
  1585 Broadway
  New York, NY 10036.......................       3,392,163(2)                   --                 8.5
Magten Asset Management Corp. ("Magten")
  (and related entities)
  35 East 21st Street
  New York, NY 10010.......................       2,784,387(2)                   --                 7.0
GBU, Inc. ("GBU")
  (and related entities)
  70 East 55th Street, 12th Floor
  New York, NY 10022.......................       1,235,908(2)            1,282,231(2)(3)           6.1(3)

---------------

(1) Shares which may be beneficially owned by Loomis and certain related entities are as reported to the Company by Loomis as of March 23, 1999. According to the latest Schedule 13D filing by Loomis, Loomis is an investment advisor to certain managed accounts (the "Loomis Managed Accounts"), each of which is entitled to the pecuniary interest (including, without limitation, the sole right to receive dividends, proceeds and profits from sale) in the shares allocated to such Loomis Managed Account. According to such Schedule 13D, as investment advisor to the Loomis Managed Accounts, Loomis retains the right to dispose of, and either retains or shares with the Loomis Managed Accounts the right to vote, such shares. According to such Schedule 13D, no Loomis Managed Account holds more than 5% of the outstanding shares of the Common Stock. Of the total number of shares of Common Stock listed for Loomis, management believes based on information provided to the Company by Loomis as of March 23, 1999, that Loomis has (1) sole voting power with respect to up to 8,219,884 shares, (2) shared voting power with respect to 764,760 shares, and (3) sole dispositive power with respect to all such shares.

(2) Shares shown as beneficially owned by CNA, Moore Capital, Morgan Stanley, Magten and GBU and their related entities are as reported on the latest
    Schedule 13G filing by each such stockholder. Such filings reflect that each such stockholder, with the exception of Magten, has shared voting and investment power with respect to those shares reported as beneficially owned. Magten has shared voting power with respect to 1,758,277 shares and shared investment power with respect to all such shares reported as beneficially owned.

(3) The percentage of the Common Stock listed in this column for GBU and related entities reflects 1,282,231 shares of Common Stock which GBU currently has the right to acquire through the exercise of warrants to purchase Common Stock. Such warrants were issued to GBU by Advantica pursuant to the Plan of Reorganization (as defined on page 5).

                                   MANAGEMENT

     The following table sets forth, as of March 23, 1999, the beneficial ownership of Common Stock by: (i) each director and nominee to the Board of Directors of Advantica, (ii) each executive officer of the Company included in the Summary Compensation Table on page 13, and (iii) all directors and executive officers of Advantica as a group. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                               AMOUNT AND NATURE OF     PERCENTAGE OF
NAME                                                          BENEFICIAL OWNERSHIP(1)   COMMON STOCK
----                                                          -----------------------   -------------
James B. Adamson............................................          450,000                1.1
Robert H. Allen.............................................            7,602                  *
Ronald E. Blaylock..........................................            4,702                  *
Vera King Farris............................................            4,702                  *
James J. Gaffney............................................           11,702                  *
Irwin N. Gold...............................................           19,202                  *
Robert E. Marks.............................................           14,702                  *
Charles F. Moran............................................           10,702                  *
Elizabeth A. Sanders........................................            6,702                  *
Donald R. Shepherd..........................................           23,702                  *
Craig S. Bushey.............................................           65,575                  *
Ronald B. Hutchison.........................................           52,000                  *
Rhonda J. Parish............................................           50,500                  *
John A. Romandetti..........................................           66,000                  *
All current directors and executive officers as a group (17
  persons)..................................................          940,543                2.3

---------------

  * less than one (1) percent.

(1) The Common Stock listed as beneficially owned by the following individuals includes shares of Common Stock which such individuals currently have the right to acquire through the exercise of stock options: (i) Mr. Adamson (250,000 shares), (ii) Messrs. Allen, Blaylock, Gaffney, Gold, Marks, Moran and Shepherd and Mss. Farris and Sanders (2,000 shares each), (iii) Messrs. Bushey, Hutchison, Romandetti and Ms. Parish (50,000 shares each) and (iv) all current directors and executive officers as a group (618,000 shares). Each of the above mentioned options were granted by the Company pursuant to either the Advantica Restaurant Group Officer Stock Option Plan or the Advantica Restaurant Group Director Stock Option Plan.

                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS OF ADVANTICA

     Pursuant to Advantica's Bylaws, the Board has set at nine (9) the number of directors to constitute the Board of Directors of Advantica as of the Annual Meeting. It is intended that proxies in the accompanying form will be voted at the meeting for the election to the Board of Directors of the following nominees, each of whom currently serves as a director of Advantica and has consented to continue to serve if elected: James B. Adamson, Ronald E. Blaylock, Vera King Farris, James J. Gaffney, Irwin N. Gold, Robert E. Marks, Charles F. Moran, Elizabeth A. Sanders and Donald R. Shepherd, each to serve until the 2000 Annual Meeting of Stockholders and until his or her successor shall be elected and shall qualify, except as otherwise provided in Advantica's Restated Certificate of Incorporation and Bylaws, each as amended. Robert H. Allen will not stand for re-election to the Board of

Directors. See also "Executive Compensation -- Employment Agreements -- Adamson Employment Agreement" regarding the election of Mr. Adamson to the Board. If for any reason any nominee named above is not a candidate when the election occurs, it is intended that proxies in the accompanying form will be voted for the election of the other nominees named above and may be voted for any substitute nominee or, in lieu thereof, the Board of Directors may reduce the number of directors in accordance with Advantica's Restated Certificate of Incorporation and Bylaws. Holders of Common Stock voting by proxy may withhold votes as to any director-nominee by writing the name of such nominee in the space provided on the proxy card or, if voting by telephone or the Internet, by following the instructions provided in connection therewith.

     The name, age, present principal occupation or employment, and the material occupations, positions, offices, or employments for at least the past five years, of each director and nominee to the Board of Directors of Advantica are set forth below. Unless otherwise indicated, each such person has held the occupation listed opposite his or her name for at least the past five years.

                            CURRENT PRINCIPAL OCCUPATION OR
NAME                  AGE   EMPLOYMENT AND FIVE-YEAR EMPLOYMENT HISTORY
----                  ---   -------------------------------------------
James B. Adamson      51    Chairman of Advantica; Chief Executive Officer and President
                            of Advantica (1995 to present); Chief Executive Officer of
                            Burger King Corporation (1993 to 1995); Chief Operating
                            Officer of Burger King Corporation (1991 to 1993); President
                            of Burger King U.S.A. Retail Division (1991); Executive Vice
                            President, Marketing of Revco, Inc. (1988 to 1991). Director
                            of Kmart Corporation.

Robert H. Allen       75    Director of Advantica; Marketing Consultant, R. H. Allen
                            Associates, Westport, Connecticut, a marketing and business development consulting firm (1988 to present); Vice
                            President and Product Group Manager of ITT Corporation (1965
                            to 1987).

Ronald E. Blaylock    39    Director of Advantica; President and Chief Executive Officer
                            of Blaylock and Partners, L.P., a New York based investment banking firm (1993 to present); Director of Fine Host
                            Corporation.

Vera King Farris      58    Director of Advantica; President of the Richard Stockton
                            College of New Jersey (1983 to present); Director of
                            National Utilities Investors, Inc.

James J. Gaffney      58    Director of Advantica; Chairman, Vermont Investments
                            Limited, a diversified holding company involved in
                            manufacturing and distribution (1997 to present); President and Chief Executive Officer, General Aquatics, Inc., a
                            company involved in swimming pool equipment manufacturing
                            and construction (1995 to 1997); President and Chief
                            Executive Officer of KDI Corporation, a company involved in swimming pool construction and manufactured products,
                            defense and cellular electronics, and the engineering and
                            metal plating industries (1993 to 1995); Director of London
                            Fog Industries, Inc., SCP Pool Corporation and Alliance
                            Entertainment Corp.

Irwin N. Gold         42    Director of Advantica; Senior Managing Director and Director
                            of Houlihan, Lokey, Howard and Zukin, Inc., a specialty
                            investment banking firm (1993 to present); Director of Cole
                            National Corporation.

Robert E. Marks       47    Director of Advantica; President of Marks Ventures, Inc.,
                            New York, New York, a private equity investment firm (1994 to present); Managing Director of Carl Marks & Co., Inc.
                            (1982 to 1994); Director of Robert Fleming Capital Mutual
                            Fund Group, Inc.

Charles F. Moran      69    Director of Advantica; Retired; Senior Vice President of
                            Administration of Sears, Roebuck and Co. (1989 to 1993);
                            Senior Vice President and Chief Information Officer of
                            Sears, Roebuck and Co. (1988 to 1989).

Elizabeth A.          53    Director of Advantica; Management Consultant, The Sanders
  Sanders                   Partnership, Sutter Creek, California, a consulting firm
                            (1990 to present); Vice President and General Manager of
                            Nordstrom, Inc. (1981 to 1990); Director of Washington
                            Mutual, Inc., Wal-Mart Stores, Inc., Wellpoint Health
                            Networks, Inc. and Wolverine Worldwide, Inc.

                            CURRENT PRINCIPAL OCCUPATION OR
NAME                  AGE   EMPLOYMENT AND FIVE-YEAR EMPLOYMENT HISTORY
----                  ---   -------------------------------------------
Donald R. Shepherd    62    Director of Advantica; Retired; Chairman of Loomis, Sayles &
                            Company, L.P., Boston, Massachusetts, an investment
                            management firm (1992 to 1995); Chief Executive Officer and
                            Chief Investment Officer of Loomis, Sayles & Company, L.P.
                            (1990 to 1995).

     In early 1997, the Company's management determined, in light of operating trends and the Company's liquidity and capital needs, to recapitalize the Company's enterprise over the long-term and through a prepackaged plan pursuant to Chapter 11 of Title 11 of the United States Code. In that regard, Flagstar Companies, Inc. ("FCI") and Flagstar Corporation ("Flagstar"), predecessor corporations of Advantica, commenced a voluntary Chapter 11 Case (the "Chapter 11 Case") on July 11, 1997 in the United States Bankruptcy Court for the District of South Carolina (the "Bankruptcy Court"). A joint plan of reorganization (the "Plan of Reorganization") was confirmed by the Bankruptcy Court pursuant to an order entered as of November 12, 1997 and became effective on January 7, 1998 (the "Effective Date"). On the Effective Date, pursuant to the Plan of Reorganization, among other things, Flagstar merged with and into FCI, FCI changed its name to Advantica Restaurant Group, Inc., FCI's $.50 par value common stock (the "Old Common Stock") was canceled, extinguished and retired, and Advantica issued 40,000,000 shares of the Common Stock to certain classes of former debtholders of Flagstar.

     Additionally, on the Effective Date, as part of the Plan of Reorganization, a new slate of directors was elected to the Board of Directors of Advantica. This new slate of directors included Messrs. Allen, Blaylock, Gaffney, Gold, Marks, Moran and Shepherd. Also added as directors were Mr. Adamson and Mss. Farris and Sanders who had served on the boards of FCI and Flagstar. Also, each current executive officer served the Company as an executive officer during the Chapter 11 Case.

COMMITTEES OF THE BOARD OF DIRECTORS, LEAD DIRECTOR DESIGNATION AND MEETINGS

     There are three standing committees of the Board of Directors of Advantica, the Audit Committee, the Compensation and Incentives Committee and the Public Affairs Committee. The Audit Committee currently consists of Messrs. Marks, Allen, Gaffney, Gold and Moran, with Mr. Marks serving as Chairman. The Compensation and Incentives Committee is comprised of Messrs. Shepherd and Blaylock and Mss. Farris and Sanders, with Mr. Shepherd serving as Chairman. The Public Affairs Committee is comprised of each member of the Board of Advantica, with Mr. Adamson serving as Chairman. Set forth below is a summary of the principal functions of each committee and the number of meetings held by each committee and the Board during 1998.

     AUDIT COMMITTEE. The Audit Committee, which held four meetings in 1998, recommends the appointment of the Company's independent auditors, reviews the planned scope of the annual audit, reviews the conclusions of such auditors and reports the findings and recommendations thereof to the Board, reviews with the Company's auditors the adequacy of the Company's system of internal controls and procedures and the role of management in connection therewith, reviews transactions between the Company and its officers, directors and principal stockholders, and performs such other functions and exercises such other powers as the Board from time to time may determine.

     COMPENSATION AND INCENTIVES COMMITTEE. The Compensation and Incentives Committee (the "Committee"), approves and administers the compensation and employee benefit plans of the Company, oversees and advises the Board regarding the compensation of Company officers, reviews and makes recommendations to the Board concerning compensation practices, policies, procedures and retirement benefit plans and programs for the employees of the Company and oversees the activities of plan administrators and trustees and other fiduciaries under the Company's various employee benefit plans. It also administers the Company's stock option plans and such other similar plans as may from time to time be adopted by the Company, reviews and makes recommendations to the Board regarding compensation practices, policies and procedures for members of the Board and performs such other functions and exercises such other powers as the Board from time to time may determine. In 1998, the Committee held five meetings.

     PUBLIC AFFAIRS COMMITTEE. The Public Affairs Committee considers and reviews the policies and practices established by the Company from time to time to address issues of social and public concern, reviews significant legislative and other social trends and developments of importance to the Company and its employees, customers and vendors, monitors and reports to the Board of Directors concerning the Company's compliance with and progress toward the goals of its Fair Share Agreement with the NAACP, and performs such other functions and exercises such other powers as the Board from time to time may determine. In 1998, the Public Affairs Committee held two meetings.

     The Company currently has no standing nominating committee.

     In addition to the above mentioned Committee assignments, the Board in January, 1999 appointed Ms. Sanders as Lead Director. As Lead Director, Ms. Sanders will serve as interim Chairman of the Board and Chief Executive Officer of the Company in the event Mr. Adamson is unable to serve due to accident, disability or other unexpected circumstances. Additionally, Ms. Sanders will meet with Mr. Adamson and senior executives to discuss and develop a roster of potential successors for Mr. Adamson in the event he is unable to serve as a result of the circumstances mentioned above.

     During 1998, there were eleven meetings of the Board of Directors of Advantica. During 1998, with the exception of Mr. Blaylock, each director of Advantica attended at least 75% of the meetings of the Board of Directors of Advantica (and, as applicable, committees thereof).

COMPENSATION OF DIRECTORS

     Directors of Advantica other than Mr. Adamson receive the following compensation: (i) a $30,000 annual cash retainer (paid in $7,500 installments on a quarterly basis), (ii) an annual restricted stock retainer with a requirement that the restricted stock be held until the director resigns or retires from the Board (the size of the stock award to be determined annually by the Committee; 1,000 shares were awarded to each director in 1998 and 1,702 shares have been awarded to each director in 1999), and (iii) a stock option grant in the amount of 6,000 shares every three (3) years. Such options have a term of 10 years, become exercisable at a rate of 33 1/3% per annum for three consecutive years beginning on the first anniversary of the date of grant and have an exercise price equal to the fair market value of the Common Stock on the date of grant. Also, Ms. Sanders receives an additional $10,000 annually for her service as Lead Director.

                    SELECTION OF INDEPENDENT PUBLIC AUDITORS

     The Board of Directors has selected the firm of Deloitte & Touche LLP as the principal independent public auditors of the Company for the year 1999. Deloitte & Touche LLP has acted in such capacity for the Company since 1986. This selection is submitted for approval by the stockholders at the Annual Meeting.

     Representatives of Deloitte & Touche LLP will attend the Annual Meeting. They will have an opportunity to make a statement, if they so desire, and to respond to appropriate questions.

                    APPROVAL OF 1999 INCENTIVE COMPENSATION

     The Committee and the Board of Directors of Advantica have approved certain incentive compensation arrangements for 1999 for each of Advantica's executive officers and certain other key employees pursuant to Advantica's 1999 Incentive Program (the "1999 Incentive Program"). The Board is presenting such arrangements to the stockholders for their approval at the Annual Meeting to the extent required under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), in order to maximize the tax deductibility to the Company of amounts that may ultimately be paid under such arrangements to the Company's Chief Executive Officer and the four highest compensated officers for the taxable year.

     Under the 1999 Incentive Program, plan participants will receive target awards ("Target Awards") equal to a percentage of their base salary depending on the group classification assigned to such participant. Depending on an individual participant's role and position with the Company and its various business concepts, 75% of a participant's award will be determined based on the Company and/or his or her concept attaining various Same Store Sales

("SSS") and EBITDA (i.e., earnings before interest, taxes, depreciation and amortization) performance levels. A participant will be designated either a corporate participant or a concept participant. Each corporate participant and non-officer concept participant will receive 40% of his or her Target Award if Company or concept SSS, respectively, equals the SSS target performance level and an additional 35% of his or her Target Award if the Company or concept achieves its EBITDA target performance level. A concept participant who is a concept officer will receive 40% of his or her Target Award if concept SSS equals the SSS target performance level, an additional 25% of his or her Target Award if the participant's concept achieves its EBITDA target performance level and another 10% of his or her Target Award if the Company achieves its EBITDA target performance level. The remaining 25% of a plan participant's potential award is represented by the Strategic Initiatives Award. The purpose of the Strategic Initiatives Award is to allow the Company to reward participants for the successful completion of several critical initiatives and projects during the year. Such target initiatives and projects will vary by department and concept. The target performance levels and strategic initiatives were established by the Company and the Committee during the first quarter of the performance period.

     If the Company and/or concept SSS and/or EBITDA target performance levels are exceeded, a participant's award will be increased by incremental amounts in direct relation to the excess performance amounts, but in no event may these incremental awards attributable to additional performance exceed 50% of the total incremental dollar increase in actual EBITDA over targeted EBITDA. Additionally, participants may earn a portion of their Target Awards if Advantica achieves at least 90% of the SSS target performance level or Advantica achieves its 1998 actual EBITDA performance.

     Payments of awards under the 1999 Incentive Program will be made as soon as practicable after the end of the calendar year and the compilation of final financial results. Eighty percent (80%) of the 1999 award payments made to Company officers (vice presidents and higher) will be paid in cash with the remaining 20% being paid in Company stock valued at $5.875 per share, the closing price of the Common Stock on January 13, 1999. The remaining participants' awards will be paid 100% in cash. The Board has reserved the right to cancel, modify or amend the 1999 Incentive Program at any time up through and including the day before the end of the performance period, and such cancellation, modification or amendment may be retroactive to the beginning of the year. A total of approximately 400 employees are participants in the 1999 Incentive Program.

     The benefits or amounts that will be received by or allocated to the Chief Executive Officer, to the other current officers named in the Summary Compensation Table and to other individuals or categories of employees under these incentive compensation arrangements are set forth in the table below based upon the assumption that such individuals or categories of individuals receive 100% of their respective Target Awards under the terms of the 1999 Incentive Program. For further discussion of Mr. Adamson's incentive bonus arrangement see "Executive Compensation -- Employment Agreements -- Adamson Employment Agreement."

                               NEW PLAN BENEFITS

                             1999 INCENTIVE PROGRAM

                                                                                   NUMBER OF
NAME AND POSITION                                             DOLLAR VALUE($)(1)   SHARES(2)
-----------------                                             ------------------   ---------
James B. Adamson
  Chairman, Chief Executive Officer and President of
     Advantica..............................................      $  825,000        28,085
Craig S. Bushey
  Executive Vice President of Advantica and President,
     Coco's/Carrows Division................................         240,500         8,187
Ronald B. Hutchison
  Executive Vice President and Chief Financial Officer of
     Advantica..............................................         204,750         6,970
Rhonda J. Parish
  Executive Vice President, General Counsel and Secretary of
     Advantica..............................................         185,250         6,306
John A. Romandetti
  Executive Vice President of Advantica and Chief Executive
     Officer and President, Denny's Division................         286,000         9,736
All current executive officers as a group...................       2,266,000        77,752
All current non-executive officer directors as a group......             -0-           -0-
All current non-executive officer employees as a group......       2,252,434        76,677

---------------

(1) Dollar value of plan benefits includes the dollar value of the shares of Common Stock representing 20% of the total Target Award payable under the 1999 Incentive Program in Common Stock.

(2) Reflects the number of shares of Common Stock representing 20% of the total Target Award payable under the 1999 Incentive Program in Common Stock.

             PROPOSED AMENDMENT TO THE ADVANTICA STOCK OPTION PLAN

     The Board of Directors of Advantica has approved an amendment to Advantica's Option Plan (as defined and further described below) to increase the number of shares of Common Stock that may be issued under the Option Plan by an additional 2,500,000, from 4,888,888 to 7,388,888, subject to stockholder approval (the "Amendment"). Consistent with the Company's renewed emphasis on long term compensation (see "Executive Compensation -- Compensation and Incentives Committee Report"), this Amendment is being proposed to allow future meaningful grants to the Company's officers and other key employees by providing the means for the Company to further incent, through option grants, participants currently holding a sizeable amount of "out-of-the-money" options and to provide additional incentives and rewards to encourage them to continue in their employment with the Company. No other amendments to the Option Plan are proposed.

     In 1998, Advantica established the Advantica Restaurant Group Stock Option Plan (the "Non-Officer Plan") and the Advantica Restaurant Group Officer Stock Option Plan (the "Officer Plan"). Pursuant to such plans, options to purchase a total of approximately 3,325,000 shares of Common Stock were granted to approximately 590 plan participants in 1998. Subsequently, early in 1999 the Company merged the Non-Officer Plan with the Officer Plan to form the Advantica Stock Option Plan (the "Option Plan"). At present, after taking into account the termination of certain options after December 31, 1998 (and without giving effect to the proposed Amendment), options representing a total of approximately 3,115,000 shares are outstanding (all of which, as of March 23, 1999, were "out-of-the-money"), and options for approximately 1,773,000 additional shares are available for future grant. There has been no decision with respect to the number or terms of options that may be granted hereafter (following stockholder approval of the Amendment) or the number or identity of future optionees under the Option Plan.

MATERIAL TERMS OF THE OPTION PLAN

     The Option Plan is administered by the Committee, which may delegate to a subcommittee any and all authority granted to the Committee with respect to the Option Plan as necessary to satisfy the requirements of

Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and/or Section 162(m) of the Code and the regulations thereunder for any option granted or exercised under the terms of the Option Plan.

     An option granted under the Option Plan (evidenced by an agreement in a form approved by the Committee) entitles the participant to purchase shares of Common Stock at a set option exercise price determined by the Committee. Option agreements may provide for the exercise of options, in whole or in part, from time to time during the term of the option or in such installments as the Committee shall determine, subject to earlier termination upon the occurrence of certain events as provided in the Option Plan. The Committee may, in its discretion, accelerate the date on which an option becomes exercisable. Unless designated by the Committee in its discretion as "incentive stock options" ("ISOs") intended to qualify under Section 422 of the Code, options granted pursuant to the Option Plan are intended to be "non-qualified stock options". Under the terms of the Option Plan, grants of ISOs will be limited to officers of the Company.

     The exercise price and the term of all options granted pursuant to the Option Plan is determined by the Committee at the time of grant. However, in the case of an ISO, the exercise price may not be less than the fair market value of the Common Stock on the date of grant of the option and the term of the option may not exceed ten years from the date of grant. In the case of an ISO granted to any holder on the date of grant of more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant and the term of the option may not exceed five years from the date of grant. The exercise price of shares of Common Stock purchased upon the exercise of an option may be paid: (1) in cash, (2) subject to disallowance by the Committee, by surrender of other shares of Common Stock having a fair market value on the date of exercise equal to such exercise price or partly by surrender of shares of Common Stock with the balance in cash, or (3) subject to disallowance by the Committee and at the election of the participant, by withholding a number of shares from the number of shares to be issued upon exercise which have a fair market value on the date of exercise equal to such exercise price.

     Upon termination of the services of a participant, all options granted to such participant that are not then exercisable shall expire and terminate. Subject to certain limitations in the case of ISOs, if such termination is by reason of death, retirement or disability, such holder's exercisable options shall remain exercisable for one year following termination. If such termination is due to voluntary termination or termination without cause, such holder's exercisable options shall generally remain exercisable for sixty days following termination. If such termination is for cause, all of such holder's options shall expire and terminate as of the date of termination of employment.

     Options granted under the Option Plan are nontransferable and nonassignable by the optionee, other than by will or the laws of descent and distribution, and are exercisable during his or her lifetime only by the optionee. Notwithstanding the foregoing, the Committee may allow non-qualified stock options to be transferred subject to the conditions and restrictions specified in the option agreement. No option may be exercised after the expiration of its term. The Company receives no proceeds upon the grant of options. Any proceeds received by the Company from the sale of Common Stock on the exercise of options shall be used for general corporate purposes. The partial exercise of an option shall not cause the termination of the remaining portion thereof.

     Upon the occurrence of certain events involving a recapitalization or reorganization of the Company, the Committee will make appropriate adjustments to the number of shares covered by each outstanding option and the per share exercise price thereof, redeem such options (whether or not then exercisable), or make other appropriate adjustments, in its discretion, to prevent dilution or enlargement of rights. The Board of Directors of Advantica may at any time suspend, discontinue or terminate the Option Plan or revise or amend it in any respect (subject to any stockholder approval requirements and rights of existing option holders).

     Set forth below is information with respect to options granted in 1998 to the officers named in the Summary Compensation Table and other specified groups under predecessors of the Option Plan.

                               NEW PLAN BENEFITS

                          ADVANTICA STOCK OPTION PLAN

                                                                                   NUMBER OF
NAME AND POSITION                                             DOLLAR VALUE($)(1)   UNITS(2)
-----------------                                             ------------------   ---------
James B. Adamson
  Chairman, Chief Executive Officer and President of
     Advantica..............................................              --         700,000
Craig S. Bushey
  Executive Vice President of Advantica and President,
     Coco's/Carrows Division................................              --         150,000
Ronald B. Hutchison
  Executive Vice President and Chief Financial Officer of
     Advantica..............................................              --         150,000
Rhonda J. Parish
  Executive Vice President, General Counsel and Secretary of
     Advantica..............................................              --         150,000
John A. Romandetti
  Executive Vice President of Advantica and Chief Executive
     Officer and President, Denny's Division................              --         150,000
All current executive officers as a group...................              --       1,750,000
All current non-executive officer directors as a group......              --              --
All current non-executive officer employees as a group......              --       1,575,600

---------------

(1) The dollar value of each of the options granted is not determinable due to fluctuating market prices.

(2) All such options granted in 1998 were granted either on January 28, 1998 or September 11, 1998 and have a ten-year term subject to earlier termination as described above. The January 28 option grants have an exercise price of $10.00 per share and the September 11 option grants have an exercise price of $4.69 per share. As of March 23, 1999, the Common Stock had a closing price of $4.50 per share. For more information regarding 1998 stock option grants, see "Executive Compensation -- Stock Options -- Option Grants in 1998" below.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the federal income tax consequences of options granted under the Option Plan. The summary is not intended to be exhaustive or cover all tax consequences that could apply to a particular individual or to the Company.

     There are no federal tax consequences to an Option Plan participant or the Company upon the grant of a non-qualified stock option. Holders of such options will, however, recognize ordinary income in the year in which the option is exercised in the amount by which the fair market value of the purchased shares on the date of exercise exceeds the option exercise price. Additionally, any appreciation in the value of the purchased shares after the date of exercise will be taxed as capital gains when such stock is ultimately sold. The Company is entitled to a compensation expense deduction at the time such option is exercised equal in amount to the ordinary income recognized by the optionee.

     If the option exercise price under any non-qualified stock option is paid for by surrendering shares of Common Stock previously acquired, then the optionee will recognize ordinary income on the exercise as described above (any shares acquired under the option in excess of the number of shares surrendered being treated as having been acquired without consideration), but will not recognize any taxable gain or loss on the difference between the optionee's basis in the surrendered shares and their current fair market value. For federal income tax purposes, newly acquired shares equal to the number of shares surrendered will have the same basis and holding period as the surrendered shares. Any additional newly acquired shares will have a basis equal to their fair market value at exercise and their holding period will begin at the date of exercise as described above.

     Regarding an ISO that is issued under the Option Plan, there will be no federal income tax consequences to the Company at the time of grant or at the time the option is exercised. The optionee will generally not recognize any taxable income at the time of grant or at the time the option is exercised provided the option is exercised while the optionee is an employee or within three months thereafter, but the holder must treat the excess of the fair market value on the date of exercise over the exercise price as an item of tax adjustment for alternative minimum tax purposes. If the Common Stock acquired as a result of the exercise is held for a period of one year after the ISO is exercised and a period of two years after the ISO is granted, the disposition of such Common Stock will ordinarily result in capital gains or losses to the holder for federal income tax purposes equal to the difference between the amount realized on disposition of the Common Stock and the exercise price. Should the optionee sell the Common Stock acquired as a result of the ISO exercise prior to the expiration of the one and two year holding periods described above, a portion of any gain resulting from such sale will be taxed as ordinary income. The portion so taxed is equal to the excess of the fair market value of the shares when the ISO is exercised over the option exercise price, or if less, the entire gain. Any additional gain upon sale of the stock will be taxed as a capital gain. The Company will be entitled to deduct as compensation expense only the amount of appreciation treated as ordinary income by the optionee.

                             EXECUTIVE COMPENSATION

COMPENSATION AND INCENTIVES COMMITTEE REPORT

     COMPENSATION PHILOSOPHY

     Under the oversight and direction of the Compensation and Incentives Committee of Advantica's Board of Directors, which is made up solely of independent, outside directors, the Company has developed and implemented a compensation program for its executive officers designed to attract and retain top quality leadership talent while ensuring senior leaders' interests are sufficiently aligned with the interests of stockholders.

     In 1998, the Company retained the services of an outside independent international human resources consulting firm, Hewitt Associates LLC, to conduct a study of the Company's compensation program for its top executive and management positions. To form a basis of comparison, Hewitt Associates conducted a compensation measurement study against a custom group of 14 food, entertainment, retail and hospitality companies. The study concluded that Advantica's total compensation package for senior management was in line with the current market. Reflecting the Company's recent restructuring and lack of stock value throughout the 1990's, base salary and incentive bonuses have represented the largest components of total compensation. Given the completion of the recent financial restructuring, the Company is now placing a greater emphasis on long term compensation by issuing stock options and requiring all officers (vice presidents and above) to take a significant portion of their 1999 incentive compensation in the form of Company stock.

     1998 EXECUTIVE OFFICER COMPENSATION PROGRAM

     The 1998 executive officer compensation program of Advantica had three primary components: (1) BASE SALARY established on the basis of (i) quantitative market data in the form of salary comparisons to peer position groupings within the restaurant and food service industry and other industries for positions not unique to the food service sector, and (ii) Company specific factors such as positions of responsibility and authority, years of experience and performance;
(2) SHORT-TERM INCENTIVES under the Company's 1998 Incentive Program (which is substantially similar to the 1999 Incentive Plan described elsewhere herein -- see "Approval of 1999 Incentive Compensation"), based primarily upon the achievement of certain Company or concept performance goals with a lesser amount based upon the Committee's discretion to make awards based upon the achievement of certain non-quantitative performance objectives and other criteria which it may determine in its discretion from time to time throughout the year. The Committee approved the payment of awards under the 1998 Incentive Program to employees, including executive officers, based upon Company and concept EBITDA and SSS results and the achievement of certain non-quantitative performance objectives such as the successful sale of Hardee's and

Quincy's concepts at substantial earnings multiples and improved sales and/or guest traffic trends in all concepts; and (3) LONG-TERM INCENTIVES, which for 1998 consisted solely of stock options. During 1998, each executive officer of the Company was granted options under the Company's officer stock option plan. The Committee, administering such plan, allocated options to the Company's executive officers and others based on an evaluation of their relative levels of responsibility for and their potential contribution to the Company's operating results (in relation to the Company's other optionees) in order to provide them significant long-term incentives to enhance stockholder value as well as taking into consideration the aforementioned compensation study, market data and surveys.

     Additionally, certain Company executives are eligible to participate in the Company pension plan and all may participate in the Advantica Secured Savings Plan, a non-qualified deferred compensation plan, as well as various other benefit plans intended to provide a safety net of coverage against various events, such as death, disability and retirement.

     DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     With respect to Section 162(m) of the Code and the underlying IRS regulations pertaining to the deductibility of compensation to certain executive officers in excess of $1 million, the Committee has adopted a policy that it will attempt to comply with such limitations, to the extent practicable, including its presentation of the Company's annual incentive compensation plans to the stockholders for prior approval. However, the Committee has also determined that some flexibility is required, notwithstanding these IRS regulations, in negotiating and implementing the Company's incentive compensation program. It has, therefore, retained the discretion to award some bonus payments based on non-quantitative performance objectives and other criteria which it may determine, in its discretion, from time to time.

     CHIEF EXECUTIVE OFFICER COMPENSATION

     In the form of base salary, bonus payments, stock, stock options and other payments, Mr. Adamson received in 1998 the compensation reflected and described in the Summary Compensation Table set forth below. The determination of such compensation to Mr. Adamson followed generally the philosophy and programs described above for Advantica executive officers and was based upon the Committee's and the Company's consideration of certain factors such as the successful completion of the recent financial restructuring; improved Company performance; Mr. Adamson's previous work experience and positions of responsibility and authority; his performance in these previous positions and the competitive rate in the industry for such experience and responsibility. With the exception of the September, 1998 option grant, each item of compensation paid in 1998 was based upon Mr. Adamson's employment agreement as described elsewhere herein.

COMPENSATION AND INCENTIVES COMMITTEE

        Donald R. Shepherd, Chairman
        Ronald E. Blaylock
        Vera K. Farris
        Elizabeth A. Sanders

COMPENSATION OF OFFICERS

     Set forth below is information for 1998, 1997 and 1996 with respect to the compensation for services to the Company of the Company's Chief Executive Officer and the four most highly compensated executive officers of the Company, other than the Chief Executive Officer, who were serving as executive officers at the end of 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                               ANNUAL             -------------       ALL
                                                          COMPENSATION(1)          SECURITIES        OTHER
                  NAME AND                           --------------------------    UNDERLYING     COMPENSATION
             PRINCIPAL POSITION               YEAR   SALARY($)(2)   BONUS($)(3)   OPTIONS(#)(4)    ($)(5)(6)
             ------------------               ----   ------------   -----------   -------------   ------------
James B. Adamson                              1998    $1,096,597     $787,500        700,000       $5,819,315
  Chairman, Chief Executive Officer and       1997     1,047,243           --             --        1,666,842
  President of Advantica                      1996       947,068      100,000        100,000          364,133

Craig S. Bushey                               1998       334,183      211,255        150,000          319,973
  Executive Vice President of Advantica and   1997       320,992           --             --           73,801
  President, Coco's/Carrows Division          1996       183,973(7)    40,000        200,000          213,678

Ronald B. Hutchison                           1998       267,174      162,505        150,000          158,750
  Executive Vice President and                1997       246,286           --             --           50,000
  Chief Financial Officer of Advantica        1996       167,523       30,000         45,000               --

Rhonda J. Parish                              1998       247,951      146,250        150,000          153,880
  Executive Vice President, General           1997       224,657           --             --           50,000
  Counsel and Secretary of Advantica          1996       200,263       40,000        125,000           30,000

John A. Romandetti                            1998       390,364      243,750        150,000          197,681
  Executive Vice President of Advantica and   1997       355,149       10,122             --           50,000
  Chief Executive Officer and President,      1996       226,275      112,200        125,000           90,793
  Denny's Division

---------------

(1) The amounts shown for each named executive officer exclude perquisites and other personal benefits that did not exceed, in the aggregate, the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer for any year included in this table.

(2) The amounts in this column include certain costs and credits to the named executive officers relating to certain life, health and disability insurance coverage provided through the Company.

(3) The amounts shown in this column reflect payments received in the respective year by the named executive officers under the Company's incentive programs.

(4) All the options listed for 1996 have been canceled for no consideration to the holder under the terms of the Plan of Reorganization, which canceled the Company's Old Common Stock and all underlying options as of the Effective Date. Excluding Mr. Adamson, option grants shown for 1996 for each named executive officer reflect the 1996 option repricing with respect to the number of shares of the Old Common Stock indicated.

(5) The amounts for Mr. Adamson include (a) Company-paid life insurance premium payments of $16,880 for each year listed, (b) retention payments in 1997 and 1998 of $1,550,000 and $2,000,000, respectively, (c) a $1,950,000 payment in
    1998 for the purchase of 200,000 shares of Common Stock (paid in lieu of a scheduled $3,000,000 retention payment due to Mr. Adamson on January 2, 1999 pursuant to Mr. Adamson's employment agreement), (d) Company-paid travel expenses for members of Mr. Adamson's family for 1997 and 1998 in the amount of $37,003 and $22,819, respectively, (e) reimbursements of certain incurred legal, personal tax and financial planning expenses totaling $14,927 in 1997 and $28,874 in 1998, and (f) reimbursement for certain tax payments totaling $16,920 in 1996, $48,032 in 1997 and $1,780,942 in 1998. The 1996 amount for
    Mr. Adamson also reflects additional compensation and/or reimbursement paid in the amount of $330,333 in connection with the renegotiation and amendment of Mr. Adamson's employment agreement related to the extension of his employment term. For additional information see "Executive
    Compensation -- Employment Agreements -- Adamson Employment Agreement".

(6) The 1998 amounts for Ms. Parish and Messrs. Adamson, Bushey, Hutchison and Romandetti include Company contributions made to such officers' accounts under the Advantica Secured Savings Plan, a non-qualified deferred compensation plan, in the amounts of $3,880, $19,800, $4,588, $8,750 and $13,032, respectively. Excluding

    Mr. Adamson, each named executive officer's amounts also reflect retention payments of $50,000 in 1997 and $150,000 in 1998 paid in connection with the Plan of Reorganization. The remaining amounts shown for Messrs. Bushey and Romandetti and Ms. Parish consist of additional compensation and/or reimbursement paid to such named executive officers at or near the time of, or otherwise arising in connection with, their initial employment or subsequent relocation with the Company.

(7) This amount reflects base salary paid for only the portion of the year in which the named executive officer was employed by the Company.

STOCK OPTIONS

     The following table sets forth information regarding all options to acquire shares of Common Stock granted to the named executive officers during the fiscal year ended December 30, 1998.

                             OPTION GRANTS IN 1998

                                                        INDIVIDUAL GRANTS
                                         -----------------------------------------------
                                                        % OF                               POTENTIAL REALIZABLE VALUE
                                         NUMBER OF      TOTAL                                AT ASSUMED ANNUAL RATES
                                         SECURITIES    OPTIONS                                   OF STOCK PRICE
                                         UNDERLYING    GRANTED    EXERCISE                   APPRECIATION FOR OPTION
                                          OPTIONS        TO        OR BASE                            TERM
                                          GRANTED     EMPLOYEES     PRICE     EXPIRATION   ---------------------------
NAME                                       (#)(1)      IN 1998    ($/SH)(2)      DATE           5%            10%
----                                     ----------   ---------   ---------   ----------   ------------   ------------
James B. Adamson.......................   500,000(3)    15.0%      $10.00      1/28/08      $3,297,589     $8,212,524
                                          200,000(4)     6.0%      $ 4.69      9/11/08      $  589,903     $1,494,930
Craig S. Bushey........................   100,000(3)     3.0%      $10.00      1/28/08      $  659,518     $1,642,505
                                           50,000(4)     1.5%      $ 4.69      9/11/08      $  147,476     $  373,733
Ronald B. Hutchison....................   100,000(3)     3.0%      $10.00      1/28/08      $  659,518     $1,642,505
                                           50,000(4)     1.5%      $ 4.69      9/11/08      $  147,476     $  373,733
Rhonda J. Parish.......................   100,000(3)     3.0%      $10.00      1/28/08      $  659,518     $1,642,505
                                           50,000(4)     1.5%      $ 4.69      9/11/08      $  147,476     $  373,733
John A. Romandetti.....................   100,000(3)     3.0%      $10.00      1/28/08      $  659,518     $1,642,505
                                           50,000(4)     1.5%      $ 4.69      9/11/08      $  147,476     $  373,733

---------------

(1) Such options listed for named executive officers were granted under the Advantica Restaurant Group Officer Stock Option Plan. All options listed expire ten years from the date of the grant.

(2) The exercise price equals the closing price of Common Stock on the date of or the date immediately preceding the date of grant.

(3) These options become exercisable over a four-year period in increments of 30% at the grant date, 20% on the first and second anniversaries of the date of grant, and 15% on the third and fourth anniversaries of the grant date.

(4) These options are exercisable in 25% annual increments over a four year period beginning on the first anniversary of the date of grant.

     The following table sets forth information with respect to the 1998 year-end values of unexercised options (all of which were granted by the Company pursuant to the Advantica Restaurant Group Officer Stock Option Plan) held by the named executive officers at fiscal year-end.

                    AGGREGATED OPTION EXERCISES IN 1998 AND
                         FISCAL YEAR-END OPTION VALUES

                                                    NUMBER OF           VALUE OF
                                                   SECURITIES        UNEXERCISED IN-
                                                   UNDERLYING       THE-MONEY OPTIONS
                                                   UNEXERCISED          AT FISCAL
                                                OPTIONS AT FISCAL       YEAR-END
                                                   YEAR-END(#)             ($)
                                                -----------------   -----------------
                                                  EXERCISABLE/        EXERCISABLE/
NAME                                              UNEXERCISABLE       UNEXERCISABLE
----                                            -----------------   -----------------
James B. Adamson..............................   150,000/550,000       --/130,000
Craig S. Bushey...............................    30,000/120,000       --/ 32,500
Ronald B. Hutchison...........................    30,000/120,000       --/ 32,500
Rhonda J. Parish..............................    30,000/120,000       --/ 32,500
John A. Romandetti............................    30,000/120,000       --/ 32,500
                                                 ---------------        ---------

     No options held by the foregoing named executive officers were exercised in 1998.

RETIREMENT PLANS

     A tax qualified benefit retirement plan is maintained by Advantica and certain other Advantica subsidiaries. Such plan is described below.

     The following table shows the estimated annual benefits for a single life annuity that could be payable under the Advantica Pension Plan, as amended, and the ancillary plan described below upon a person's normal retirement at age 65 if that person were in one of the following classifications of assumed compensation and years of credited service.

  AVERAGE ANNUAL
   REMUNERATION                                                      YEARS OF SERVICE
       OVER                                        ----------------------------------------------------
A FIVE-YEAR PERIOD                                    15         20         25         30         35
------------------                                 --------   --------   --------   --------   --------
$  200,000.......................................  $ 42,665   $ 56,887   $ 71,109   $ 85,331   $ 99,553
   250,000.......................................    53,915     71,887     89,859    107,831    125,000
   300,000.......................................    65,165     86,887    108,609    130,331    150,000
   350,000.......................................    76,415    101,887    127,359    152,831    175,000
   400,000.......................................    87,665    116,887    146,109    175,331    200,000
   500,000.......................................   110,165    146,887    183,609    220,331    250,000
   600,000.......................................   132,665    176,887    221,109    265,331    300,000
   700,000.......................................   155,165    206,887    258,609    310,331    350,000
   800,000.......................................   177,665    236,887    296,109    355,331    400,000
   900,000.......................................   200,165    266,887    333,609    400,331    450,000
 1,000,000.......................................   222,265    296,887    371,109    445,331    500,000
 1,200,000.......................................   267,665    356,887    446,109    535,331    600,000
 1,400,000.......................................   312,665    416,887    521,109    625,331    700,000
 1,600,000.......................................   357,665    476,887    596,109    715,331    800,000

     The Advantica Pension Plan is noncontributory and generally covers employees of Advantica and its subsidiaries (but not employees of the Denny's, El Pollo Loco, Coco's and Carrows concepts) who have attained the age of 21 and who have completed one thousand hours of service. There are two entry dates per year for new employees, January 1 and July 1. As a result of a plan amendment effective January 1, 1989, a participant's annual retirement benefit under the Advantica Pension Plan at normal retirement age is calculated by multiplying the number of years of participation in the Advantica Pension Plan (not to exceed 35 years) by the sum of one percent of the average Compensation (as defined below) paid during 60 consecutive calendar months chosen to produce the highest average ("Average Compensation" for the purposes of this paragraph) plus an additional one-half of one percent of the Average Compensation in excess of the average Social Security wage base. Benefits payable cannot exceed 50% of the Average Compensation. Plan benefits are normally in the form of a life annuity or, if the retiree is married, a joint and survivor annuity. "Compensation" for the purpose of this paragraph generally consists of all remuneration paid by the employer to the employee for services rendered as reported or reportable on Form W-2 for federal income tax withholding purposes (including the amount of any year-end bonus paid), excluding reimbursements and other expenses allowances, fringe benefits, moving expenses, deferred compensation and welfare benefits (such exclusions including, without limitation, severance pay, relocation allowance, gross-up pay to compensate for taxable reimbursements, hiring bonuses, cost of living differentials, special overseas premiums, compensation resulting from participation in, or cancellation of, stock option plans, contributions by the employer to the Advantica Pension Plan or any other benefits plan and imputed income resulting from the use of Company property or services). Except for limited purposes described in the plan, Compensation also includes any deferred compensation under a Section 401(k) plan maintained by the employer and salary reduction amounts under a Section 125 plan maintained by the employer. The funding of the Advantica Pension Plan is based on actuarial determinations.

     Ancillary to the Advantica Pension Plan is a non-qualified plan for a select group of management and highly compensated employees that provides for benefits limited by the limits on benefits and compensation under the Code. "Compensation" and "Average Compensation" are defined in this ancillary plan the same way they are defined in the Advantica Pension Plan. Benefits payable under the ancillary plan are included in the table above.

     The maximum annual pension benefit payable under the Advantica Pension Plan for 1998 was $130,000 (or, if greater, the participant's 1982 accrued benefit).

     Except for the accrual of certain non-qualified benefits as described herein, the Compensation included under the Advantica Pension Plan (including the ancillary nonqualified plan) generally corresponds with the annual compensation of the named executive officers in the Summary Compensation Table above. Includable Compensation for 1998 for Ms. Parish and Messrs. Adamson, Hutchison and Romandetti was $394,170, $1,887,504, $433,343 and $639,590,
respectively.

     As of April 20, 1998, the estimated credited years of service under the Advantica Pension Plan for Ms. Parish and Messrs. Adamson, Bushey, Hutchison and Romandetti at normal retirement age was 27, 19, 1, 21, and 19, respectively.

     The early retirement provisions of the Advantica Pension Plan were amended effective January 1, 1989 to provide an improved benefit for long service employees. Employees with age and service equaling or exceeding 85 and who are within five years of the Social Security retirement age will receive no reduction of accrued benefits. Employees who are at least 55 years of age with 15 years of service will receive a reduction of three percent in accrued benefits for the first five years prior to normal retirement date and six percent for the next five years. Accrued benefits for employees retiring with less than 15 years of service will be actuarially reduced beginning at age 55. Vesting of retirement benefits was also changed to comply with the law from 12-year graduating vesting to five-year cliff vesting for the plan.

EMPLOYMENT AGREEMENTS

     ADAMSON EMPLOYMENT AGREEMENT

     Mr. Adamson and Advantica entered into an employment agreement (as amended on February 27, 1995, December 31, 1996 and amended and restated as of January 7, 1998, the "Adamson Employment Agreement") which took effect on January 23, 1995 and which provides that Advantica will employ Mr. Adamson as Chief Executive Officer and President of Advantica until his death or termination of employment by reason of permanent disability, voluntary termination of employment or involuntary termination with or without cause (as defined). Pursuant to the Adamson Employment Agreement, Mr. Adamson was appointed the Chairman of the Board of Directors of Advantica and the Board shall continue to nominate Mr. Adamson as a director of the Company during his employment term. The Adamson Employment Agreement prohibits Mr. Adamson from soliciting for employment the employees of the Company or its affiliates and from engaging in certain competitive activities generally during his term of employment and for a period of two years after the later of the termination of his employment or the date on which the Company is no longer required to make certain termination benefits. The Adamson Employment Agreement further prohibits Mr. Adamson from using or disclosing certain "confidential" or "proprietary" information for purposes other than carrying out his duties with the Company.

     Under the Adamson Employment Agreement, Mr. Adamson is entitled to receive
(i) an annual base salary in the amount of $1,100,000 for the calendar year ending December 31, 1998 (for each calendar year thereafter during Mr. Adamson's term of employment, such base salary shall be determined by the Board but shall not be less than $1,100,000, unless the Company implements a broad scale salary reduction initiative), (ii) an annual performance bonus at an annual rate up to 200% of his base salary (targeted to equal 75% of his base salary) if the Company and Mr. Adamson achieve budgeted financial and other performance targets to be established by the Committee, (iii) a grant (as soon as practical after January 7, 1998) of an option (the "Adamson Option"), under the Company's then newly adopted stock option plan, to purchase 500,000 shares of the Common Stock, with an exercise price equal to the fair market value of the Common Stock on the date of grant (30% of such option grant exercisable immediately upon stockholder approval of the Officer Plan with the remaining portion of the option becoming exercisable at rate of 20% per year for the first and second anniversary dates of the option grant and 15% per year for the third and fourth anniversary dates, provided, that such options shall become 100% exercisable in the event of (a) termination without cause, (b) a dissolution or liquidation of Advantica, (c) a sale of all or substantially all of Advantica's assets, (d) a merger or consolidation involving Advantica where Advantica is not the surviving corporation or where holders of the Common Stock receive securities or other property from another corporation, or (e) a tender offer for at least a majority of the outstanding Common Stock), (iv) as soon as practical after January 7, 1998, a number of shares of Common Stock with an aggregate value (based upon a fair market value of $10 per share) most nearly equal to $2,000,000, (v) on the date of grant of the Common Stock referenced in (iv) above, a cash payment equal to $1,750,000 which payment is intended to assist Mr. Adamson in the payment of federal, state and local income taxes associated with the above referenced receipt of Common Stock, and (vi) life insurance coverage maintained by the Company with death benefits of at least $3,250,000 in the aggregate. The Adamson Employment Agreement also entitles Mr. Adamson to certain other privileges and benefits, including participation in all of the Company's benefit plans generally applicable to the Company's executive officers.

     In the event of Mr. Adamson's termination of employment during the term of the Adamson Employment Agreement, the Company is required to make payments as follows based upon the cause of such termination: (i) if by reason of death, Mr. Adamson's surviving spouse is entitled to be paid an amount equal to Mr. Adamson's base salary and annual bonus and continuation of certain benefits for a one-year period after his death; (ii) if by reason of permanent disability, Mr. Adamson is entitled to be paid one-half of his base salary and annual bonus and continuation of certain benefits for a period of two years after termination of employment; and (iii) if by the Company other than for "cause", Mr. Adamson is, in general, entitled to (a) a lump sum in an amount equal to 299% of his base salary and his targeted annual bonus, (b) the immediate vesting of 100% of the Adamson Option to be exercisable as of the date of termination, and (c) continuation of certain benefits and other contract rights. Furthermore, in the event of termination for "cause" or voluntary termination, the Company shall pay Mr. Adamson generally the benefits due him under the Company's benefit plans for his services rendered to the Company through his date of termination.

     OTHER EMPLOYMENT AGREEMENTS

     Each of the named executive officers other than Mr. Adamson are parties to separate letter agreements with the Company dated December 3, 1997, which provide, for the named executive officer, the following compensation and benefits: (1) retention payments at June 30 in the amount of $50,000 and at December 31 in the amounts of $100,000, $125,000 and $175,000 for years 1997, 1998 and 1999, respectively, provided the named executive officers remain employed with the Company as of such dates; (2) options to purchase 100,000 shares of Common Stock (contingent upon the effective waiver and release of certain change of control and severance benefits which expired six months after the Effective Date) which are exercisable over a ten-year period at an exercise price of the fair market value of the stock on the date of grant of such options, and (3) the payment of severance benefits (in a single lump amount within 5 days following termination) equal to two times the named executives' then current base pay

(but not less than two times their base pay as of December 3, 1998) plus 200% of the named executives' targeted annual bonus (but not less than 65% of their then current base salary) plus an amount equal to actual benefit credits for an eighteen-month period as well as accrued unused vacation time. Such payment shall be guaranteed by certain subsidiaries of the Company. The letter agreements further provide that (i) the stock options referenced immediately above shall become 100% exercisable in the event of (a) termination without cause, (b) a dissolution or liquidation of Advantica, (c) a sale of all or substantially all of Advantica's assets, (d) a merger or consolidation involving Advantica where Advantica is not the surviving corporation or where holders of the Common Stock receive securities from another corporation, or (e) a tender offer for at least a majority of the outstanding Common Stock, and (ii) in the event the named executive officers are terminated during a calendar year for which an annual bonus is paid by the Company, the annual bonus to which the named executive would have otherwise been entitled shall be prorated and included as a part of his/her severance payment, provided the named executive was employed for at least six (6) months during that year.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following persons served as members of the Compensation and Incentives Committee of the Board of Directors during the fiscal year ended December 30, 1998: Ronald E. Blaylock, Vera K. Farris, Elizabeth A. Sanders and Donald R. Shepherd. None of the members of the Committee were officers or employees of the Company or had any relationship directly or indirectly with the Company requiring disclosure under Securities and Exchange Commission (the "SEC") regulations.

STOCKHOLDER RETURN PERFORMANCE GRAPH

     Pursuant to the Plan of Reorganization on the Effective Date, all of the Old Common Stock existing as of the Effective Date was canceled, extinguished and retired. On the Effective Date, Advantica issued the Common Stock, which has been registered under Section 12 of the Exchange Act. Consequently, set forth below is a line graph comparing the cumulative total stockholders' return on the Common Stock against the cumulative total return of the Russell 2000(R) Index and a peer group index for the latest fiscal year commencing on January 8, 1998, the date the Common Stock was listed on The Nasdaq Stock Market(R), and ending December 30, 1998. The graph and table assume that $100 was invested on January 8, 1998 in each of the Company's Common Stock, the Russell 2000(R) Index and the peer group index and that all dividends were reinvested.

                  Measurement Period                       Russell 2000       Peer Group
                 (Fiscal Year Covered)                       Index(1)          Index(2)         Advantica
01/08/98                                                           100.00            100.00            100.00
04/01/98                                                           113.97            121.14             98.68
07/01/98                                                           108.29            101.71            107.24
09/30/98                                                            86.00             79.17             50.00
12/30/98                                                            97.64             85.54             56.25

---------------

(1) A broad equity market index of 2,000 companies (including Advantica) with comparable market capitalization to Advantica. The average market capitalization of companies within the index was approximately $592 million with the median market capitalization being approximately $500 million.

(2) This peer group index consists of the following six other leading public companies in the family-style restaurant category: Bob Evans Farms, Inc.
    (BOBE), CBRL Group, Inc. (CBRL), Friendly Ice Cream Corporation (FRND), IHOP Corp. (IHOP), Shoney's, Inc. (SHN) and VICORP Restaurants, Inc. (VRES).

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and changes in ownership with the SEC. Additionally, SEC regulations require that the Company identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To the Company's knowledge, based solely on review of reports furnished to it and written representations that no other reports were required during and with respect to the fiscal year ended December 30, 1998, all Section 16(a) filing requirements applicable to its executive officers, directors and more than 10% beneficial owners were complied with.

                              CERTAIN TRANSACTIONS

     During Advantica's last fiscal year, there were no transactions occurring or relationships that existed between the Company and its management that require disclosure under SEC regulations.

                                 OTHER MATTERS

EXPENSES OF SOLICITATION

     The Company will pay the costs of solicitation of proxies, including the cost of assembling and mailing this Proxy Statement and the material enclosed herewith. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph, by corporate officers and employees of the Company without additional compensation. The Company intends to request brokers and banks holding stock in their names or in the names of nominees to solicit proxies from their customers who own such stock, where applicable, and will reimburse them for their reasonable expenses of mailing proxy materials to their customers.

DISCRETIONARY PROXY VOTING

     In the event that any matters other than those referred to in the accompanying notice should properly come before and be considered at the Annual Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

2000 STOCKHOLDER PROPOSALS

     In order for stockholder proposals intended to be presented at the year 2000 Annual Meeting of Stockholders to be eligible for inclusion in the Company's proxy statement and the form of proxy for such meeting, they must be received by the Company at its principal offices in Spartanburg, South Carolina no later than December 7, 1999. Regarding stockholder proposals intended to be presented at the year 2000 Annual Meeting but not included in the Company's proxy statement, pursuant to the Company's bylaws, written notice of such proposals, to be timely, must be received by the Company no more than 90 days and no less than 60 days prior to the meeting. However, in the event that less than 70 days public notice of the date of the meeting is given, notice of such a stockholder proposal, to be timely, must be received not later than the close of business on the 10th day following the day on which the public notice of meeting was made. All such proposals for which timely notice is not received in the manner described above will be ruled out of order at the meeting resulting in the proposal's underlying business not being eligible for transaction at the meeting.

                                   FORM 10-K

     A copy of the Company's Form 10-K as filed with the SEC is available, without charge, upon written request directed to Larry Gosnell, Director of Investor Relations, at the corporate address set forth above.

                       (ADVANTICA RESTAURANT GROUP LOGO)

                            Notice of Annual Meeting
                                      and
                                Proxy Statement

                                 Annual Meeting
                                of Stockholders
                                   to be held
                                  May 19, 1999

PROXY BY MAIL                                                     Please mark
                                                                  your votes [X]
                        ADVANTICA RESTAURANT GROUP, INC.          like this
                  203 East Main Street, Spartanburg, SC 29319
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     YOUR SHARES WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED OR
      IF YOUR PROXY IS NOT PROPERLY COMPLETED AND RECEIVED BY MAY 14, 1999,
   YOUR SHARES WILL BE VOTED BY THE PLAN TRUSTEE "FOR" PROPOSALS 1, 2, 3 & 4.

         The undersigned hereby appoints James B. Adamson and Elizabeth A. Sanders as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the Common Stock of Advantica Restaurant Group, Inc. (the "Company") held of record by the undersigned on March 23, 1999 at the Annual Meeting of Stockholders to be held on May 19, 1999 or any adjournment thereof.

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.

  1. To elect nine (9) directors
                                                                        WITHHELD
  Nominees:                                                    FOR      FOR ALL
  01 James B. Adamson    06 Robert E. Marks
  02 Ronald E. Blaylock  07 Charles F. Moran                   [ ]        [ ]
  03 Vera K. Farris      08 Elizabeth A. Sanders
  04 James J. Gaffney    09 Donald R. Shepherd
  05 Irwin N. Gold

  WITHHELD FOR: (Write that nominee's name in the space provided below).

  ______________________________________________________________________

                                                         FOR   AGAINST   ABSTAIN
2. To consider and vote upon a proposal to ratify the
   selection by the Board of Directors of Deloitte &     [ ]     [ ]       [ ]
   Touche LLP as the principal independent auditors of Advantica and its subsidiaries (collectively, the "Company") for the year 1999.

3. To consider and vote upon a proposal to approve the   [ ]     [ ]       [ ]
   1999 Incentive Program for the Company's employees.

4. To consider and vote upon a proposal to amend the     [ ]     [ ]       [ ]
   Advantica Stock Option Plan, as previously amended, to increase the authorized shares issuable there-under.

5. To transact such other business as may properly come before the meeting.

IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS ON THE REVERSE SIDE.
                                                      COMPANY NUMBER:

                                                       PROXY NUMBER:

                                                      ACCOUNT NUMBER:


Signature__________________________Signature_____________________Date___________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------
               *FOLD AND DETACH HERE AND READ THE REVERSE SIDE *

                               [ADVANTICA LOGO]

                                ADMITTANCE CARD

                         ANNUAL MEETING OF STOCKHOLDERS
                           MAY 19, 1999 - 10:00 a.m.
                           The Waldorf Astoria Hotel
                                301 Park Avenue
                            New York, New York 10022

          If you plan to attend the Annual Meeting, please sign and return the self addressed, postage pre-paid portion of this card.

          You will need to present this Admittance Card in order to be admitted to the Annual Meeting on May 19, 1999.
--------------------------------------------------------------------------------
          I plan to attend the Annual Meeting of Stockholders of Advantica Restaurant Group, Inc. on May 19, 1999.

            ___________________________________________________
            Signature

            ___________________________________________________
            Please print/type full name

            Address:

            ___________________________________________________

            ___________________________________________________

                         VOTE BY TELEPHONE OR INTERNET
                          QUICK *** EASY *** IMMEDIATE

                               [ADVANTICA LOGO]

* You can now vote your shares electronically through the Internet or the telephone.
* This eliminates the need to return the proxy card.
* Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET
www.continentalstock.com

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE
1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

          PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED ELECTRONICALLY

--------------------------------------------------------------------------------
                            *FOLD AND DETACH HERE *

                                                                  NO POSTAGE
                                                                  NECESSARY IF
                                                                  MAILED IN THE
                                                                  UNITED STATES

                   BUSINESS REPLY MAIL
                   FIRST-CLASS MAIL   PERMIT NO. 82   SPARTANBURG, SC

                POSTAGE WILL BE PAID BY ADDRESSEE

                Advantica Restaurant Group
                Attn: Corporate Secretary
                203 East Main Street
                Spartanburg SC 29319-9725

PROXY BY MAIL                                                     Please mark
                       ADVANTICA RESTAURANT GROUP, INC.           your votes [X]
                  203 East Main Street, Spartanburg, SC 29319     like this
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS
             INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 & 4.

         The undersigned hereby appoints James B. Adamson and Elizabeth A. Sanders as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the Common Stock of Advantica Restaurant Group, Inc. (the "Company") held of record by the undersigned on March 23, 1999 at the Annual Meeting of Stockholders to be held on May 19, 1999 or any adjournment thereof.

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.

  1. To elect nine (9) directors
                                                                        WITHHELD
  Nominees:                                                    FOR      FOR ALL
  01 James B. Adamson    06 Robert E. Marks
  02 Ronald E. Blaylock  07 Charles F. Moran                   [ ]        [ ]
  03 Vera K. Farris      08 Elizabeth A. Sanders
  04 James J. Gaffney    09 Donald R. Shepherd
  05 Irwin N. Gold

  WITHHELD FOR: (Write that nominee's name in the space provided below).

  ______________________________________________________________________

                                                         FOR   AGAINST   ABSTAIN
2. To consider and vote upon a proposal to ratify the
   selection by the Board of Directors of Deloitte &     [ ]     [ ]       [ ]
   Touche LLP as the principal independent auditors of Advantica and its subsidiaries (collectively, the "Company") for the year 1999.

3. To consider and vote upon a proposal to approve the   [ ]     [ ]       [ ]
   1999 Incentive Program for the Company's employees.

4. To consider and vote upon a proposal to amend the     [ ]     [ ]       [ ]
   Advantica Stock Option Plan, as previously amended, to increase the authorized shares issuable there-under.

5. To transact such other business as may properly come before the meeting.

IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS ON THE REVERSE SIDE.
                                                      COMPANY NUMBER:

                                                       PROXY NUMBER:

                                                      ACCOUNT NUMBER:


Signature__________________________Signature_____________________Date___________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------
               *FOLD AND DETACH HERE AND READ THE REVERSE SIDE *

                               [ADVANTICA LOGO]

                                ADMITTANCE CARD

                         ANNUAL MEETING OF STOCKHOLDERS
                           MAY 19, 1999 - 10:00 a.m.
                           The Waldorf Astoria Hotel
                                301 Park Avenue
                            New York, New York 10022

          If you plan to attend the Annual Meeting, please sign and return the self addressed, postage pre-paid portion of this card.

          You will need to present this Admittance Card in order to be admitted to the Annual Meeting on May 19, 1999.
--------------------------------------------------------------------------------
          I plan to attend the Annual Meeting of Stockholders of Advantica Restaurant Group, Inc. on May 19, 1999.

            ___________________________________________________
            Signature

            ___________________________________________________
            Please print/type full name

            Address:

            ___________________________________________________

            ___________________________________________________

                         VOTE BY TELEPHONE OR INTERNET
                          QUICK *** EASY *** IMMEDIATE

                               [ADVANTICA LOGO]


* You can now vote your shares electronically through the Internet or the telephone.
* This eliminates the need to return the proxy card.
* Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET
www.continentalstock.com

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE
1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

          PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED ELECTRONICALLY

--------------------------------------------------------------------------------
                            *FOLD AND DETACH HERE *

                                                                  NO POSTAGE
                                                                  NECESSARY IF
                                                                  MAILED IN THE
                                                                  UNITED STATES

                   BUSINESS REPLY MAIL
                   FIRST-CLASS MAIL   PERMIT NO. 82   SPARTANBURG, SC

                POSTAGE WILL BE PAID BY ADDRESSEE

                Advantica Restaurant Group
                Attn: Corporate Secretary
                203 East Main Street
                Spartanburg SC 29319-9725